EXHIBIT 10.1

FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT
FOR JOHN N. BONFIGLIO, PH.D.

This First Amendment (this “Amendment”) dated August 26, 2002 (the “Effective Date”) amends the Employment Agreement (the “Agreement”) dated June 18, 2001 (the “Effective Date”) between CYPRESS BIOSCIENCE, INC. (“Employer”) and JOHN N. BONFIGLIO, PH.D. (“Executive”).

Employer and Executive hereby agree to amend the Agreement as follows:

1.    Section 2 Term.    Section 2 is hereby amended and restated to read as follows:

“2.    Term.

Subject to earlier termination as provided in this Agreement, Executive shall be employed for a term (the “Term”) ending on November 18, 2002. In the event that Executive and the Company agree that Executive shall provide services to the Company beyond November 18, 2002, the terms of any such employment shall be mutually agreed upon. In exchange for the extension of the Term to November 18, 2002, Executive agrees that on the earlier of (i) November 18, 2002 or (ii) such earlier date that Executive terminates his employment with Employer (collectively, the “Termination Date”), Executive shall furnish to Employer an effective waiver and release of claims (a form of which is attached to the Agreement as Exhibit A) and the Agreement shall terminate on the Termination Date.”

2.    Section 7 Stock Options.    Section 7.2 is hereby added to read as follows:

“7.2    Extension of Term of Stock Options.    Executive shall have six months from the Termination Date within which to exercise all options to purchase Common Stock of the Company that are held by Executive on the Termination Date (the “Options”). Executive acknowledges the following in connection with such extension of the term of the Options:

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For any of the Options to be entitled to the tax treatment accorded to incentive stock options, Executive must hold stock acquired through exercise of the applicable Options for at least two years from the date on which the applicable Option was granted (the “Grant Date”) and at least one year from the date on which the shares are transferred to Executive upon exercise of the Option. Executive acknowledges that there shall be a new Grant Date for purposes of all the Options and that date shall be the Effective Date (the “New Grant Date”).

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The calculation to determine the amount of Options that can be classified as incentive stock options shall be re-measured as of the New Grant Date and to the extent the fair market value of the Options exceeds $100,000, the Options or portions thereof which exceed such limit shall be treated as nonstatutory stock options.

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To the extent that any of the Options are classified as incentive stock options and Executive does not exercise such Options within the period ending three months after the Termination Date, such Options shall no longer be entitled the tax treatment accorded to incentive stock options and shall be treated as nonstaturory stock options.”

3.    Section 13.1.4    Non-Renewal Notice.

Section 13.1.4 is hereby deleted in its entirety.

4.    Section 13.1.5    Termination by the Executive.    Section 13.1.5 is hereby amended and restated to read as follows:

“13.1.5    Termination by Executive.    Executive may terminate Executive’s employment with Employer upon written notice to Employer.”

5.    Section 13.2    Termination by Mutual Agreement of the Parties.    Section 13.2 is hereby amended and restated to read as follows:

“13.2    Termination by Mutual Agreement of the Parties.    Executive’s employment pursuant to this Agreement may be terminated at any time upon mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.”

6.    Section 13.3.2 With Cause or Non-Renewal.    Section 13.3.2 shall be amended and restated as follows:

“13.3.2    With Cause.    If Executive’s employment shall be terminated by Employer with Cause, Employer shall pay Executive’s accrued base salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to Executive, and Employer shall thereafter have no further obligations to Executive under this Agreement.”

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties now execute this Amendment as of the Effective Date.

Executive

/s/ JOHN N. BONFIGLIO
Dr. John N. Bonfiglio

Cypress Bioscience, Inc. (Employer)

By:	/s/ JAY KRANZLER
Dr. Jay Kranzler Chief Executive Officer

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